Exhibit 99.1

ZAIS Financial Corp. Reports Third Quarter 2016 Results

RED BANK, N.J., Oct. 25, 2016 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today reported financial results for the three and nine months ended September 30, 2016.

A summary of the Company's operating results for the three and nine months ended September 30, 2016 and September 30, 2015 is presented below. The Company reported U.S. GAAP net income for the three months ended September 30, 2016 of $4.2 million or $0.46 per diluted weighted average share outstanding, compared with net loss of $(6.7) million or $(0.76) per diluted weighted average share outstanding for the same period in 2015.

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
U.S. GAAP net income / (loss)	$4.2 million	$(6.7) million	$(0.3) million	$0.4 million
U.S. GAAP net income / (loss) per diluted weighted average share outstanding	$0.46	$(0.76)	$ —	$0.05
Core Earnings	$(0.03) million	$4.8 million	$(0.7) million	$12.8 million
Core Earnings per diluted weighted average share outstanding	$ —	$0.54	$(0.08)	$1.44

HIGHLIGHTS

The Company entered into a definitive merger agreement (the "Merger") on April 6, 2016, as amended on May 9, 2016 and August 4, 2016 pursuant to which the Company will combine with Sutherland Asset Management Corp., a privately held commercial mortgage real estate investment trust ("REIT"). The Company was required as a condition to the closing of the merger to sell its seasoned re-performing mortgage loans. This sale was completed on May 26, 2016 and resulted in a decrease of $4.9 million in the net interest margin in the residential mortgage investment portfolio in the current quarter compared to the prior year quarter. In addition, the Company's operating results for the three months ended September 30, 2016, reported in accordance with GAAP, were impacted by:

  an increase of $12.0 million in other gains/ (losses), from a loss of $(8.0) million in the third quarter of 2015, to a gain of $4.0 million in the current year as a result of changes in both unrealized and realized gains and losses related to the residential mortgage investments due to both the sale of the seasoned re-performing mortgage loans, and the impact of changes in interest rates on the RMBS portfolio;
  an increase in non-interest income of $5.8 million (net of related salaries, commissions and benefits) related to the residential mortgage banking segment; and
  an increase in income tax expense of $2.1million relating to the residential mortgage banking segment.

The Company's book value per share and leverage ratio at September 30, 2016 and December 31, 2015, and the operating activity in the mortgage banking segment are also presented below:

	For the Period/Year Ended
	September 30, 2016	December 31, 2015
Book value per share of common stock and Operating Partnership Unit, at end of period/year	$18.73	$19.98
Leverage ratio, at end of period/year	2.02x	2.97x

Operating Activity in Mortgage Banking Segment:	Three Months Ended September 30, 2016	Increase from the Quarter Ended June 30, 2016	Increase from the Quarter Ended September 30, 2015
Mortgage originations(1)
Unpaid principal balance	$625.8 million	11.8%	28.9%
Mortgage loans sold(1)
Unpaid principal balance	$605.5 million	13.0%	21.9%
(1)	Excludes reverse mortgages and was obtained from the loan origination system of GMFS, the Company's mortgage loan origination subsidiary.

The Company maintained a dividend of $0.40 per share of the Company's common stock and operating partnership unit ("OP unit") for the third quarter, declared on September 11, 2016 and paid on October 17, 2016.

PLANNED BUSINESS COMBINATION WITH SUTHERLAND ASSET MANAGEMENT ("SUTHERLAND")

As described in greater detail in our current reports on Form 8-K filed on April 7, 2016, May 9, 2016, September 12, 2016, and September 27, 2016, the Company entered into the Merger Agreement, pursuant to which the Company will combine with Sutherland, a privately held commercial mortgage REIT. In the Mergers, the Company's stockholders will continue to be stockholders of the surviving corporation and will be eligible to receive cash of up to $64.3 million in a tender offer made by the Company following stockholder approval of the transaction. Pursuant to the terms of the Merger Agreement, Sutherland stockholders will receive 0.8356 shares of the Company's common stock, and holders of Sutherland operating partnership units will receive 0.8356 operating partnership units in ZAIS Financial Partners, L.P., which will be the surviving operating partnership. Following the Mergers, the combined entity will be renamed Sutherland Asset Management Corporation, and its shares will continue to be listed on the New York Stock Exchange under the symbol "SLD". The management agreement with ZAIS REIT Management, LLC (the "Advisor"), a subsidiary of ZAIS Group, LLC, will be terminated, a termination fee of $8.0 million will be paid to the Advisor and the combined entity will become externally managed by Waterfall Asset Management, LLC, Sutherland's current external manager.

On September 27, 2016, the Company and Sutherland announced that they had each received the necessary stockholder approvals to complete the Mergers. At separate special meetings of the Company and Sutherland, the Company's stockholders voted in favor of the proposal to issue shares to Sutherland stockholders in connection with the merger, and the Sutherland stockholders voted in favor of the proposal to approve the Mergers of Sutherland with and into a wholly-owned subsidiary of the Company. Assuming all conditions to closing the Mergers have been satisfied, the Mergers are expected to close on or about October 31, 2016.

Additionally, on September 27, 2016, the Company commenced a tender offer to purchase up to 4,185,497 shares of the Company's common stock, par value $0.0001, at a price of $15.37 per share (the "Tender Offer"). The Tender Offer period will expire at 12:00 midnight, Eastern Time, at the end of October 25, 2016.

THIRD QUARTER 2016 RESULTS

ZAIS Financial reported U.S. GAAP net income for the three months ended September 30, 2016 of $4.2 million or $0.46 per diluted weighted average share outstanding, compared with net loss of $(6.7) million or $(0.76) per diluted weighted average share outstanding for the same period in 2015. The increase was primarily due to:

  an increase of $12.0 million in other gains/ (losses), from a loss of $(8.0) million in the third quarter of 2015, to a gain of $4.0 million in the current year as a result of the sale of the seasoned re-performing mortgage loans which experienced an unrealized loss of $(5.6) million in the prior year quarter, with no comparable results in the current year, and tightening credit spreads and a decline in interest rates on the RMBS portfolio which accounted for a $5.2 million increase; and
  an increase in non-interest income in the mortgage banking segment (net of increases in the related salaries, commissions and benefits) of $5.8 million primarily due to an increase in income from loan originations and servicing of $3.2 million, offset by an increase in related salaries, commissions and benefits of $2.1 million due to an increase in production volume and a new GMFS branch in Plano, Texas, and a reduction in the fair value of the MSR portfolio that was $4.7 million lower than the prior year quarter;

offset by;

  a decrease in the net interest margin of $4.9 million in the residential mortgage investment portfolio, primarily due to the sale of the seasoned, re-performing mortgage loan portfolio on May 26, 2016; and
  an increase in income tax expense of $2.1 million relating to the residential mortgage banking segment.

The mortgage banking segment experienced a 28.9% increase in mortgage originations in the three months ended September 30, 2016 compared to the same period in 2015.

For the three months ended September 30, 2016, the Company reported Core Earnings of $(0.03) million, or less than $0.01 per diluted weighted average share outstanding, compared with $4.8 million or $0.54 per diluted weighted average share outstanding during the same period in 2015. The decrease was primarily due to a decrease in net interest margin in the residential mortgage investment portfolio of $4.9 million, primarily due to the sale of the seasoned re-performing mortgage loan portfolio on May 26, 2016.

Core Earnings is a non-U.S. GAAP financial measure that the Company defines as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

At September 30, 2016, the weighted average net interest spread between the yield on the Company's assets and the cost of funds, including the impact of interest rate hedging, was 1.00% for mortgage loan investments and 2.91% for non-Agency RMBS and other investment securities, compared with 4.08% and 4.38%, respectively, at September 30, 2015.

The Company incurred expenses of $14.8 million for the three months ended September 30, 2016, compared with $12.9 million for the three months ended September 30, 2015. The increase was primarily due to opening a new GMFS branch office in Plano, Texas in the later part of 2015, higher commission expense resulting from an increase in origination volume, and increase in contingent consideration expense.

The Company had 8,836,902 shares of common stock outstanding as of September 30, 2016 and 7,970,886 shares of common stock outstanding as of September 30, 2015.

INVESTMENT PORTFOLIO SUMMARY

As of September 30, 2016, ZAIS Financial held residential mortgage loans held for investment with an aggregate unpaid principal balance of $38.8 million and a fair value of $40.0 million, a diversified portfolio of non-Agency RMBS with a fair value of $84.8 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and Other Investment Securities with a fair value of $13.9 million.

The Company did not purchase or sell any residential mortgage loans held for investment, non-Agency RMBS or Other Investment Securities during the period.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of September 30, 2016, ZAIS Financial had a leverage ratio of 2.02x. The aggregate borrowings outstanding as of September 30, 2016 were $336.2 million under the loan repurchase facility with Credit Suisse First Boston Mortgage Capital LLC, four master securities repurchase agreements, warehouse lines of credit, treasury securities repurchase agreements and the unsecured exchangeable senior notes due 2016 (the "Notes") issued by the Company's operating partnership subsidiary. The loan repurchase facility, which is secured by portions of the Company's newly originated mortgage loans, the warehouse lines of credit, which are secured by portions of the Company's mortgage loans held for sale, and the master securities repurchase agreements, which are secured by non-Agency RMBS, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 15, 2016, are the Company's senior unsecured obligations and bear interest at a rate of 8.0% per year, payable semiannually in arrears on May 15th and November 15th of each year. On September 30, 2016 the terms of the Credit Suisse Loan Repurchase Facility were amended to extend the maturity date to November 11, 2016 and reduce the total facility size from $36.0 million to $15.0 million. Additionally, the Company no longer has any amounts committed by the lender under the agreement. In connection with the amendment the Company paid down the unpaid principal balance to $15.0 million.

As of September 30, 2016, the Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments ("IRLC") and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company's MBS forward sales contracts as of September 30, 2016 was $324.5 million. As of September 30, 2016, the Company also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of September 30, 2016.

COMMON STOCK DIVIDEND

On September 11, 2016, ZAIS Financial's Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended September 30, 2016, maintaining the dividend level from prior quarters. The dividend was paid on October 17, 2016 to stockholders and OP unit holders of record as of the close of business on September 30, 2016.

The Company's current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three and nine months ended September 30, 2016 and September 30, 2015:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(dollars in thousands, except per share data)
Net income / (loss) – U.S. GAAP	$4,183	$(6,711)	$(314)	$415
Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans held for investment and held for sale previously held for investment	72	5,651	20,034	5,604
Change in unrealized gain or loss on real estate securities	(3,127)	2,120	(2,463)	4,263
Change in unrealized gain or loss on Other Investment Securities	(673)	421	(1,036)	276
Change in unrealized gain or loss on real estate owned	—	(98)	(929)	(106)
Change in unrealized gain or loss on treasury securities	10	—	1	—
Realized (gain) on mortgage loans held for investment and held for sale previously held for investment	(50)	(501)	(22,905)	(1,118)
Realized (gain)loss on real estate securities	—	57	725	(19)
Realized loss on Other Investment Securities	—	—	—	39
Realized (gain) loss on real estate owned	—	160	(109)	163
Realized (gain) on treasury securities	(48)	—	(73)	—
(Gain)/loss on derivative instruments related to investment portfolio	(217)	178	390	(317)
Change in fair value of MSRs resulting from changes in valuation inputs or assumptions used in a valuation model, net of tax	(735)	3,097	4,934	2,102
Change in contingent consideration, net of tax	324	196	461	696
Amortization of deferred premiums, production and profitability earn-outs, net of tax	125	95	290	349
Depreciation and amortization, net of tax	147	139	353	409
(Income) / loss allocated to non-controlling interests	(44)	(32)	(98)	16
Core Earnings – non-U.S. GAAP	$(33)	$4,772	$(739)	$12,772
Core Earnings – per diluted weighted average share outstanding – non-U.S. GAAP	$—	$0.54	$(0.08)	$1.44

ZAIS Financial Corp. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015
	(Expressed in United States Dollars, except share data)
Assets
Cash and cash equivalents	$184,951,991	$20,793,716
Restricted cash	4,217,791	4,371,725
Mortgage loans held for investment, at fair value – $35,615,300 and $394,942,512 pledged as collateral, respectively	39,951,632	397,678,140
Mortgage loans held for investment, at cost	1,674,495	1,886,642
Mortgage loans held for sale, at fair value – $131,999,358 and $115,942,230 pledged as collateral, respectively	134,333,273	115,942,230
Real estate securities, at fair value – $82,686,633 and $95,627,850 pledged as collateral, respectively	84,754,175	109,339,281
Other Investment Securities, at fair value – $11,023,416 and $1,989,174 pledged as collateral, respectively	13,947,952	12,804,196
Loans eligible for repurchase from Ginnie Mae	45,898,534	34,745,103
Mortgage servicing rights, at fair value	50,182,593	48,209,016
Derivative assets, at fair value	5,462,467	2,376,187
Other assets	4,782,669	7,928,878
Goodwill	14,183,537	14,183,537
Intangible assets	4,289,015	4,880,270
Total assets	$588,630,124	$775,138,921

Liabilities
Warehouse lines of credit	$125,737,022	$100,768,428
Treasury securities repurchase agreements	69,994,283	—
Loan Repurchase Facilities	15,000,000	296,789,330
Securities repurchase agreements	68,112,976	73,300,159
Exchangeable Senior Notes	57,355,775	56,509,046
Contingent consideration	12,214,200	11,285,100
Derivative liabilities, at fair value	2,924,702	1,831,967
Dividends and distributions payable	3,559,120	3,559,120
Accounts payable and other liabilities	21,046,614	18,572,613
Liability for loans eligible for repurchase from Ginnie Mae	45,898,534	34,745,103
Total liabilities	421,843,226	597,360,866

Commitments and contingencies

Equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 8,836,902 and 7,970,886 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	884	798
Additional paid-in capital	180,371,092	164,207,617
Accumulated deficit	(14,861,710)	(4,984,178)
Total ZAIS Financial Corp. stockholders' equity	165,510,266	159,224,237
Non-controlling interests	1,276,632	18,553,818
Total equity	166,786,898	177,778,055
Total liabilities and equity	$588,630,124	$775,138,921

ZAIS Financial Corp. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Expressed in United States Dollars, except share data)

Interest income
Mortgage loans held for investment	$420,385	$6,447,802	$1,175,125	$19,497,295
Mortgage loans held for sale previously held for investment	—	—	8,492,678	—
Mortgage loans held for sale	1,309,231	986,239	2,999,254	2,387,695
Real estate securities	1,103,945	1,985,913	3,642,535	6,687,328
Other Investment Securities	196,919	230,998	612,945	327,379
Total interest income	3,030,480	9,650,952	16,922,537	28,899,697

Interest expense
Warehouse lines of credit	960,686	574,977	2,166,145	1,647,268
Treasury securities repurchase agreements	64,880	—	125,742	—
Loan repurchase facilities	251,273	2,329,993	4,331,349	7,054,210
Securities repurchase agreements	353,709	357,408	985,454	1,154,459
Exchangeable Senior Notes	1,477,089	1,449,476	4,409,949	4,329,143
Total interest expense	3,107,637	4,711,854	12,018,639	14,185,080
Net interest income	(77,157)	4,939,098	4,903,898	14,714,617

Non-interest income
Mortgage banking activities, net	15,893,519	13,068,360	43,125,872	36,323,742
Loan servicing fee income, net of direct costs	2,137,792	1,740,107	6,247,239	5,044,841
Change in fair value of mortgage servicing rights	(1,214,135)	(5,881,088)	(15,463,558)	(5,658,280)
Other income	21,714	15,668	55,624	39,725
Total non-interest income	16,838,890	8,943,047	33,965,177	35,750,028

Other gains/(losses)
Change in unrealized gain or loss on mortgage loans held for investment and held for sale previously held for investment	(71,687)	(5,650,924)	(20,034,449)	(5,603,683)
Change in unrealized gain or loss on real estate securities	3,126,585	(2,119,917)	2,463,055	(4,262,990)
Change in unrealized gain or loss on Other Investment Securities	673,225	(420,796)	1,036,085	(276,269)
Change in unrealized gain or loss on real estate owned	—	97,917	929,407	106,485
Change in unrealized gain or loss on Treasury Securities	(9,979)	—	(646)	—
Realized gain on mortgage loans held for investment and held for sale previously held for investment	49,541	500,967	22,905,253	1,117,818
Realized (loss) / gain on real estate securities	—	(56,949)	(724,607)	18,710
Realized loss on Other Investment Securities	—	—	—	(39,360)
Realized (loss) / gain on real estate owned	—	(159,570)	108,814	(163,482)
Realized gain on Treasury Securities	48,125	—	72,836	—
Gain/(loss) on derivative instruments related to investment portfolio	216,993	(177,670)	(389,602)	316,697
Total other gains/(losses)	4,032,803	(7,986,942)	6,366,146	(8,786,074)

Expenses
Advisory fee - related party	722,135	760,066	2,262,970	2,188,354
Salaries, commissions and benefits	9,777,593	7,681,983	27,249,531	23,171,648
Operating expenses	3,363,876	3,461,155	9,088,658	10,333,959
Other expenses	947,952	953,908	6,695,934	3,065,370
Total expenses	14,811,556	12,857,112	45,297,093	38,759,331

Net (loss)/income before income taxes	5,982,980	(6,961,909)	(61,872)	2,919,240

Income tax expense (benefit)	1,799,829	(250,491)	251,924	2,503,896
Net income /(loss)	4,183,151	(6,711,418)	(313,796)	415,344

Net income/(loss) allocated to non-controlling interests	72,460	(670,672)	(347,734)	28,499
Net income/(loss) attributable to ZAIS Financial Corp. common stockholders	$4,110,691	$(6,040,746)	$33,938	$386,845

Net income/(loss) per share applicable to ZAIS Financial Corp. common stockholders:
Basic	$0.47	$(0.76)	$—	$0.05
Diluted	$0.46	$(0.76)	$—	$0.05
Weighted average number of shares of common stock:
Basic	8,836,902	7,970,886	8,261,665	7,970,886
Diluted	10,677,360	8,897,800	8,897,800	8,897,800

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, the Company has filed a registration statement on Form S-4 (File No. 333-211251) with the Securities and Exchange Commission (the "SEC") that includes a definitive joint proxy statement/prospectus, which has been mailed or otherwise disseminated to shareholders of the Company and Sutherland, and will file other relevant documents concerning the merger.

Investors and stockholders of the Company and Sutherland may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company's website at www.zaisfinancial.com. The Company's stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, Sutherland and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's and Sutherland's stockholders in respect of the proposed merger. Information regarding the Company's directors and executive officers can be found in the Company's Annual Report on Form 10-K filed with the SEC on March 10, 2016, as amended by its Form 10-K/A filed on April 29, 2016. Information regarding Sutherland's directors and executive officers can be found in the Company's registration statement on Form S-4 and amendments thereto filed with the SEC. Additional information regarding the interests of such potential participants is included in the definitive joint proxy statement/prospectus and may be included in other relevant documents filed with the SEC in connection with the merger if and when they become available. These documents are available free of charge on the SEC's website and from the Company or Sutherland, as applicable, using the sources indicated above.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust ("REIT") which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the risk that the Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; failure to satisfy the conditions to completion of the Mergers; risks related to disruption of management's attention from the ongoing business operations due to the proposed Mergers; the effect of the announcement of the proposed Mergers on the Company's operating results and businesses generally; the outcome of any legal proceedings relating to the Mergers; changes in future loan production; the Company's ability to retain key managers of GMFS; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC on March 10, 2016, Form 10-K/A filed with the SEC on April 29, 2016 and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: Marilynn Meek, Financial Relations Board, 212-827-3773